Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston
(602) 682-1584	(602) 682-3173
susannahlivingston@sprouts.com	media@sprouts.com

SPROUTS FARMERS MARKET, INC. REPORTS THIRD QUARTER 2018 RESULTS

PHOENIX, Ariz. – (Globe Newswire) – November 1, 2018 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week third quarter ended September 30, 2018.

Third Quarter Highlights:

•	Net sales of $1.3 billion; a 10% increase from the same period in 2017
•	Comparable store sales growth of 1.5% and two-year comparable store sales growth of 6.1%
•	Net income of $38 million; a 19% increase from the same period in 2017
•	Diluted earnings per share of $0.29; a 26% increase from the same period in 2017
•	Excluding the one-time income tax benefit of $3 million, diluted earnings per share of $0.27; a 17% increase from the same period in 2017
•	Raised the low-end of 2018 net sales and EPS guidance and tightened the comparable store sales growth range

“Robust new store productivity, continued product innovation and strong operations drove a double digit increase in net sales in the third quarter,” said Amin Maredia, chief executive officer of Sprouts Farmers Market. “During this time, we introduced Sprouts’ unique model of health, value and service to two new states where very strong sales demonstrated that our brand continues to resonate well in communities from coast to coast and is firmly positioned for long-term growth.”

Third Quarter 2018 Financial Results

Net sales for the third quarter of 2018 were $1.3 billion, a 10% increase compared to the same period in 2017. Net sales growth was driven by strong performance in new stores opened and a 1.5% increase in comparable store sales.

Gross profit for the quarter increased 10% to $382 million, resulting in a gross profit margin of 28.8%, an increase of five basis points compared to the same period in 2017.  This leverage was primarily driven by higher merchandise margins partially offset by increased occupancy costs.

Direct store expense (“DSE”) for the quarter increased 12% to $281 million, or 21.2% of sales, compared to 20.7% in the same period in 2017.  This deleverage was primarily driven by planned wage investments funded by savings from the Tax Cuts and Jobs Act, as well as increased healthcare costs and higher depreciation expense.

Selling, general and administrative expenses (“SG&A”) for the quarter increased 10% to $44 million, or 3.3% of sales, flat as compared to the same period in 2017. This primarily reflects increased strategic investments and advertising expenses offset by lower bonus and stock-based compensation expense.

Net income for the quarter was $38 million and diluted earnings per share was $0.29. During the third quarter of 2018, the company recorded a $3 million discrete income tax benefit from the adoption of a tax calculation method change in conjunction with the Tax Cuts and Jobs Act. Excluding this benefit, adjusted net income was $35 million, an 11% increase compared to net income for the same period in 2017 and diluted earnings per share was $0.27, an increase of $0.04 or 17%, as compared to diluted earnings per share for the same period in 2017. This increase was driven by a lower effective tax rate due to the Tax Cuts and Jobs Act, higher sales, and fewer shares outstanding due to our repurchase program, partially offset by higher planned wage investments.

Fiscal Year-to-Date Financial Results

For the 39-week period ended September 30, 2018, net sales were $3.9 billion, a 12% increase compared to the same period in 2017. Growth was driven by solid performance in new stores opened and a 2.0% increase in comparable store sales.  Net income was $146 million and diluted earnings per share was $1.12. Excluding the $3 million discrete income tax benefit discussed above, adjusted net income was $143 million, a 21% increase compared to net income for the same period in 2017 and diluted earnings per share was $1.10, an increase of $0.24 or 28%, compared to diluted earnings per share of $0.86 for the same period in 2017.

Growth and Development

During the third quarter of 2018, we opened 12 new stores: three in California, two in Nevada and one each in Arizona, Oklahoma, Maryland, North Carolina, Texas and our first stores in the states of Pennsylvania and Washington. Two additional stores have been opened in the fourth quarter, resulting in a total of 315 stores in 19 states as of November 1, 2018.

Leverage and Liquidity

We generated cash from operations of $235 million year-to-date through September 30, 2018 and invested $129 million in capital expenditures net of landlord reimbursement, primarily for new stores. We ended the quarter with a $435 million balance on our revolving credit facility, $27 million of letters of credit outstanding under the facility, $17 million in cash and cash equivalents, and $283 million available under our current share repurchase authorization.  Year-to-date through October 29, 2018, we have repurchased 8.4 million shares of common stock for a total investment of $193 million.

2018 Outlook

As previously communicated, we are investing $10 million, or approximately one third of our savings from the Tax Cuts and Jobs Act (1) in team member wages and benefits in 2018.  The following provides information on our guidance for 2018:

	Full-Year 2018 Current Guidance	Full-Year 2018 Prior Guidance
Net sales growth	11% to 11.5%	10.5% to 11.5%
Unit growth	30 stores	Approximately 30 stores
Comparable store sales growth	1.7% to 2.0%	1.5% to 2.5%
Diluted earnings per share	$1.28 to $1.30 (1)	$1.24 to $1.28
Effective tax rate	Approximately 18% (2)	19% to 20% (2)
Capital expenditures	$160M to $165M	$165M to $170M
(net of landlord reimbursements)

Footnotes

(1)	Including the one-time income tax benefit of $3 million, or $0.02 EPS, from the adoption of a tax calculation method change in conjunction with the Tax Cuts and Jobs Act.
(2)	The lower effective tax rate is due to the Tax Cuts and Jobs Act and the tax accounting method change noted above.

Third Quarter 2018 Conference Call

We will hold a conference call at 7 a.m. Pacific Daylight Time (10 a.m. Eastern Daylight Time) on Thursday, November 1, 2018, during which Sprouts executives will further discuss our third quarter 2018 financial results.

A webcast of the conference call will be available through Sprouts’ investor webpage located at investors.sprouts.com. Participants should register on the website approximately 10 minutes prior to the start of the webcast.

The conference call will be available via the following dial- in numbers:

•	U.S. Participants: 877-398-9481
•	International Participants: Dial +1-408-337-0130
•	Conference ID: 8892508

The audio replay will remain available for 72 hours and can be accessed by dialing 855-859-2056 (toll-free) or 404-537-3406 (international) and entering the confirmation code: 8892508.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable.   These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management.  See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s guidance, outlook and opportunities. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release.  These risks and uncertainties include, without limitation, risks associated with the company’s ability to successfully compete in its intensely competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its rapid growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K.  The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts Farmers Market, Inc. specializes in fresh, natural and organic products at prices that appeal to everyday grocery shoppers. Based on the belief that healthy food should be affordable, Sprouts’ welcoming environment and knowledgeable team members continue to drive its growth. Sprouts offers a complete shopping experience that includes an array of fresh produce in the heart of the store, a deli with prepared entrees and side dishes, The Butcher Shop, The Fish Market, an expansive vitamins and supplements department and more. Headquartered in Phoenix, Arizona, Sprouts employs more than 28,000 team members and operates more than 300 stores in 19 states from coast to coast. Visit about.sprouts.com for more information.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Net sales	$1,329,109	$1,206,059	$3,937,998	$3,520,679
Cost of sales, buying and occupancy	946,734	859,650	2,788,159	2,494,998
Gross profit	382,375	346,409	1,149,839	1,025,681
Direct store expenses	281,365	250,191	816,933	715,336
Selling, general and administrative expenses	43,944	39,955	128,828	110,312
Store pre-opening costs	3,819	2,456	9,414	10,055
Store closure and other costs	461	803	497	992
Income from operations	52,786	53,004	194,167	188,986
Interest expense	(7,419)	(5,609)	(20,028)	(15,447)
Other income	—	162	325	388
Income before income taxes	45,367	47,557	174,464	173,927
Income tax provision	(7,867)	(16,071)	(28,631)	(55,186)
Net income	$37,500	$31,486	$145,833	$118,741
Net income per share:
Basic	$0.30	$0.23	$1.13	$0.87
Diluted	$0.29	$0.23	$1.12	$0.86
Weighted average shares outstanding:
Basic	126,855	134,320	129,572	136,063
Diluted	127,627	136,770	130,537	138,860

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$17,175	$19,479
Accounts receivable, net	34,631	25,893
Inventories	253,045	229,542
Prepaid expenses and other current assets	37,523	24,593
Total current assets	342,374	299,507
Property and equipment, net of accumulated depreciation	773,348	713,031
Intangible assets, net of accumulated amortization	195,154	196,205
Goodwill	368,078	368,078
Other assets	16,010	4,782
Total assets	$1,694,964	$1,581,603
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$245,928	$244,853
Accrued salaries and benefits	43,433	45,623
Current portion of capital and financing lease obligations	7,398	9,238
Total current liabilities	296,759	299,714
Long-term capital and financing lease obligations	120,670	125,489
Long-term debt	435,000	348,000
Other long-term liabilities	144,401	130,640
Deferred income tax liability	56,839	27,066
Total liabilities	1,053,669	930,909
Commitments and contingencies
Stockholders' equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 127,603,836 shares issued and outstanding, September 30, 2018; 132,823,981 shares issued and outstanding, December 31, 2017	127	132
Additional paid-in capital	653,509	620,788
Accumulated other comprehensive income (loss)	4,567	(784)
(Accumulated deficit) retained earnings	(16,908)	30,558
Total stockholders' equity	641,295	650,694
Total liabilities and stockholders' equity	$1,694,964	$1,581,603

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Thirty-nine Weeks Ended
	September 30, 2018	October 1, 2017
Cash flows from operating activities
Net income	$145,833	$118,741
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	81,959	70,875
Accretion of asset retirement obligation and closed store reserve	219	168
Amortization of financing fees and debt issuance costs	658	347
Loss on disposal of property and equipment	404	820
Equity-based compensation	11,673	10,325
Deferred income taxes	29,773	23,245
Changes in operating assets and liabilities:
Accounts receivable	(10,299)	1,660
Inventories	(23,503)	(17,752)
Prepaid expenses and other current assets	(13,758)	(3,734)
Other assets	(3,945)	(702)
Accounts payable and other accrued liabilities	3,240	35,957
Accrued salaries and benefits	(2,130)	8,360
Other long-term liabilities	15,342	10,659
Cash flows from operating activities	235,466	258,969
Cash flows used in investing activities
Purchases of property and equipment	(148,433)	(158,459)
Proceeds from sale of property and equipment	1	30
Cash flows used in investing activities	(148,432)	(158,429)
Cash flows used in financing activities
Proceeds from revolving credit facilities	180,000	134,000
Payments on revolving credit facilities	(93,000)	(40,000)
Payments on capital and financing lease obligations	(3,349)	(3,053)
Payments of deferred financing costs	(2,131)	—
Cash from landlords related to capital and financing lease obligations	2,113	300
Repurchase of common stock	(193,307)	(192,000)
Proceeds from exercise of stock options	21,051	6,640
Other	(59)	—
Cash flows used in financing activities	(88,682)	(94,113)
(Decrease) increase in cash, cash equivalents, and restricted cash	(1,648)	6,427
Cash, cash equivalents and restricted cash at beginning of the period	19,479	12,465
Cash, cash equivalents and restricted cash at the end of the period	$17,831	$18,892

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA. This measure is not in accordance with, and is not intended as an alternative to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the company and as a component of incentive compensation. The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of EBITDA and net income excluding a one-time tax benefit(1) to net income for the thirteen and thirty-nine weeks ended September 30, 2018 and October 1, 2017:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Net income	$37,500	$31,486	$145,833	$118,741
Income tax provision	7,867	16,071	28,631	55,186
Interest expense, net	7,411	5,608	20,015	15,447
Earnings before interest and taxes (EBIT)	52,778	53,165	194,479	189,374
Depreciation, amortization and accretion	28,202	24,808	82,178	71,043
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$80,980	$77,973	$276,657	$260,417

Net income	$37,500	$31,486	$145,833	$118,741
Plus: One time tax benefit (1)	(2,573)	-	(2,573)	-
Net income excluding one time tax benefit	$34,927	$31,486	$143,260	$118,741

Diluted earnings per share excluding one time tax benefit	$0.27	$0.23	$1.10	$0.86

Diluted Weighted Average Shares Outstanding	127,627	136,770	130,537	138,860

(1)

During the quarter ended September 30, 2018 the company adopted a tax calculation method change for the accelerated deduction of certain items, resulting in a discrete tax benefit of $3 million that was recognized in the third quarter of 2018.

###

Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

11/1/18